UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 12, 2010, the Mesa Offshore Trust (the “Trust”) issued a press release announcing that by letter dated January 11, 2010, Pioneer Natural Resources informed the Trust that Pioneer proposed to its co-working interest owner in the Brazos A-39 No. 5 well, Woodside Energy USA, Inc., that the well, platform and related facilities should be abandoned pursuant to an operating agreement governing the property.  Woodside agreed to this by election dated January 8, 2010.  As a result, the Brazos A-39 lease will lapse and revert to the U.S. government, and all of the interests in the lease held by each of Pioneer, Woodside and the Mesa Offshore Royalty Partnership (the “Partnership”) will be extinguished.

The Brazos A-39 lot, including Pioneer’s working interest, previously drew no bids in an auction provided for under a settlement agreement executed May 18, 2009 with the Trust relating to the lawsuit by MOSH Holding, L.P. and other plaintiffs.  Production from the Brazos A-39 No. 5 well was relied upon to maintain the Brazos A-39 lease, but the well was shut in by a pipeline purchaser on September 2, 2009 because the production does not meet pipeline specifications.

Based on these events, Pioneer has informed the Trust that it is moving forward with the final accounting relating to the termination, liquidation and wind-up of the Partnership in accordance with the settlement agreement and the Partnership’s First Amended and Restated Articles of General Partnership.  Pioneer expects to complete that process by the end of the first quarter 2010.

Based on the sale or abandonment by the Partnership of all of the overriding royalty and other interests conveyed to the Partnership pursuant to the Conveyance, the Trust will terminate at such effective time in accordance with Section 9.02 of the Trust’s Royalty Trust Indenture (the “Trust Indenture”) and with the settlement agreement.  The Trustee will continue to act as Trustee and exercise its powers for the purpose of liquidating and winding up the affairs of the Trust at its termination until its duties have been fully performed and the Trust estate is finally distributed.  In accordance with the Trust Indenture, the Trustee will as promptly as possible distribute the proceeds of any such sales and any other cash in the Trust estate (including settlement proceeds), after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1                                                            Mesa Offshore Trust Press Release dated January 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA OFFSHORE TRUST

	By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: January 12, 2010	By:	/s/ MIKE ULRICH
Mike Ulrich
Vice President
The Bank of New York Trust Company, N.A.,
as attorney-in-fact for the Trustee

EXHIBIT INDEX

Exhibit 99.1                                                            Mesa Offshore Trust Press Release dated January 12, 2010.